UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2023

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1

Item 1.01	Entry into a Material Definitive Agreement.

Renewables RD Supply and Offtake Agreement

On May 26, 2023, Vertex Renewables Alabama LLC (“Vertex Renewables”), which is indirectly wholly-owned by Vertex Energy, Inc. (the “Company”, “we” and “us”), entered into a Supply and Offtake Agreement (the “RD Supply and Offtake Agreement”) with Macquarie Energy North America Trading Inc. (“Macquarie”), which has an effective date of June 1, 2023 (or, if the conditions precedent set forth in such agreement are not satisfied or waived on or prior to June 1, 2023, such later date on which the conditions precedent as set forth in such agreement are satisfied or waived, such date, the “Effective Date”), and which agreement pertains to the supply and financing of renewable biomass feedstocks used for the production of renewable fuels, the offtake and financing of renewable diesel, and the provision of certain financing accommodations with respect to certain agreed environmental attributes associated with such renewable diesel (including Renewable Identification Numbers (RINs), tax credits, and low carbon fuel credits). Effective on the Effective Date, pursuant to an Inventory Sales Agreement and in connection with the RD Supply and Offtake Agreement, Macquarie will purchase from Vertex Renewables all renewable biomass feedstocks and all renewable fuels meeting agreed specifications that are held in certain tanks at the Company’s refinery located outside of Mobile, Alabama, which was acquired effective on April 1, 2022 (the “Mobile Refinery”), and that are held in certain specified third party storage locations.

Pursuant to the RD Supply and Offtake Agreement, beginning on the Effective Date and subject to certain exceptions, substantially all of the renewable biomass feedstocks used for the production of renewable fuels will be purchased by Macquarie from Vertex Renewables or third parties and stored at the Mobile Refinery and at certain third party storage locations from time to time and will be owned by Macquarie prior to being resold to Vertex Renewables for consumption within the Mobile Refinery processing units. Also pursuant to the RD Supply and Offtake Agreement, and subject to the terms and conditions and certain exceptions set forth therein, Macquarie will purchase from Vertex Renewables substantially all of the Mobile Refinery’s output of renewable fuels meeting agreed specifications and will own such renewable fuels while they are located within certain specified locations at the Mobile Refinery. Macquarie will have title to and risk of loss of the renewable biomass feedstocks and renewable fuels purchased from Vertex Renewables while within certain specified locations at the Mobile Refinery and within certain third party storage locations.

Pursuant to the RD Supply and Offtake Agreement and subject to the terms and conditions therein, Macquarie may during the term of the RD Supply and Offtake Agreement (on and after the Effective Date) procure renewable biomass feedstocks and renewable fuels from certain third parties and from Vertex Renewables which may be sold to Vertex Renewables or third parties pursuant to the RD Supply and Offtake Agreement and may sell renewable fuels to Vertex Renewables or third parties (including customers of Vertex Renewables). During the term of the RD Supply and Offtake Agreement, beginning on the Effective Date and subject to certain exceptions and requirements, Vertex Renewables shall be permitted to purchase renewable fuels stored at the Mobile Refinery and certain third party storage locations from Macquarie for, among other things, delivery to third party purchasers.

The obligations of Vertex Renewables under the RD Supply and Offtake Agreement and related transaction documents are guaranteed by the Company and Vertex Refining Alabama LLC, a Delaware limited liability company (“Vertex Refining”) which is indirectly wholly-owned by the Company. The obligations of Vertex Renewables and any of its subsidiaries under the RD Supply and Offtake Agreement and related transaction documents are secured by a Pledge and Security Agreement in favor of Macquarie, discussed below, executed by Vertex Renewables. In addition, the RD Supply and Offtake Agreement also requires that Vertex Renewables post and maintain cash collateral (in the form of an independent amount) as security for Vertex Renewables’ obligations under the RD Supply and Offtake Agreement and the related transaction documents. The amount of cash collateral is subject to adjustments during the term.

The RD Supply and Offtake Agreement has a 24 month term following the Effective Date, subject to the performance of customary covenants, and may be terminated earlier following the occurrence of certain events of default and termination events provided therein that are customary for a facility of this size and type (certain of which are discussed in greater detail below) and subject to applicable cure periods in certain events. Additionally, either party may terminate the agreement at any time, for any reason, with not less than 180 days prior notice to the other. In the event Vertex Renewables is the terminating party, Vertex Refining must also at the same time, terminate that certain Supply and Offtake Agreement entered into with Macquarie dated April 1, 2022 (as amended from time to time), relating to crude oil used, and refined products produced, at the Mobile Refinery (the “Supply and Offtake Agreement”).

2

The RD Supply and Offtake Agreement is also subject to termination upon the occurrence of certain events, including the termination of the Offtake Agreement (as defined and discussed below) and/or the occurrence of a termination event in respect of Vertex Refining under the Supply and Offtake Agreement. Upon an early termination of the RD Supply and Offtake Agreement, Vertex Renewables is required to pay amounts relating to such termination to Macquarie including, among other things, outstanding unpaid amounts, amounts owing with respect to terminating transactions under the RD Supply and Offtake Agreement and related transaction documents, unpaid ancillary costs, and breakage costs, losses and out-of-pocket costs with respect to the termination, liquidation, maintenance or reestablishment, or redeployment of certain hedges put in place by Macquarie in connection with the transactions contemplated by the agreement. Additionally, upon the termination of the RD Supply and Offtake Agreement, the outstanding obligations of Vertex Renewables and Macquarie to each other will be calculated and reduced to an estimated net settlement payment which will be subject to a true-up when the final settlement payment has been calculated following termination. The procedures and calculations with respect to termination of the RD Supply and Offtake Agreement will vary depending on the circumstances of the termination of the RD Supply and Offtake Agreement.

The RD Supply and Offtake Agreement requires Vertex Renewables to prepare and deliver certain forecasts, projections and estimates and comply with financial statement delivery obligations and other disclosure obligations. The agreement also requires Vertex Renewables to provide Macquarie notice of certain estimated renewable biomass feedstock and renewable fuel delivery, consumption, product production, and target inventory levels, which Macquarie has the right to reject, subject to certain disclosure requirements.

The RD Supply and Offtake Agreement includes certain customary representations, warranties, indemnification obligations and limitations of liability of the parties for a facility of this size and type, and also requires Vertex Renewables to be responsible for certain ancillary costs relating to the RD Supply and Offtake Agreement and the transactions contemplated thereby. The RD Supply and Offtake Agreement requires Vertex Renewables to comply with various indemnity, insurance and tax obligations, and also includes a prohibition on any amendments to Vertex Renewables’ financing agreements which, among other things, adversely affect Macquarie’s rights and remedies under the RD Supply and Offtake Agreement and related transaction documents without the prior consent of Macquarie; a prohibition on Vertex Renewables entering into any financing agreement which would cause Vertex Renewables’ specified indebtedness to exceed $10 million without Macquarie’s prior consent, subject to certain exceptions; and a requirement that Vertex Renewables and Vertex Refining, together, not have less than $25.0 million in unrestricted cash for any period of more than three consecutive business days. The RD Supply and Offtake Agreement includes events of default and termination events, including if the Company ceases to beneficially own, directly or indirectly, 100% of the capital stock of Vertex Renewables; the change in ownership of the Company or Vertex Renewables resulting in one person or group acquiring 50% or more of the capital stock of the Company or Vertex Renewables (as applicable); or a change in a majority of the Board of Directors of the Company or Vertex Renewables during any 12 consecutive months, without certain approvals, including the approval of the Board of Directors of the Company or Vertex Renewables (as applicable) immediately prior to such change; and a cross default to indebtedness (other than indebtedness under financing agreements) of the Company or Vertex Renewables for over $20 million, a cross default to indebtedness under financing agreements of Vertex Renewables or the Company, or a final judgment or order being rendered against Vertex Renewables or the Company in an amount exceeding $20 million.

During the term of the RD Supply and Offtake Agreement, Vertex Renewables is responsible for applying for, obtaining and maintaining any and all registrations and other approvals or authorizations that are necessary for the generation of credits generated and traded under the Low Carbon Fuel Standard and is required, at its expense, to submit applications for the maintenance of certain registrations associated therewith, and such other approvals or authorizations that are necessary for the generation and the receipt of Renewable Identification Numbers associated with renewable fuels produced at the Mobile Refinery. While Vertex Renewables will not sell to Macquarie any environmental attributes associated with renewable fuels produced by the Mobile Refinery (including renewable product credits, benefits, emission reductions, offsets and allowances attributable to the production, sale, combustion or other use of renewable products, or their displacement of or reduction in the use of conventional energy generation, greenhouse gas emissions, pollutants or transportation fuel, heating oil or jet fuel related to products produced at the Mobile Refinery) (collectively, “Renewable Credits and Benefits”), Macquarie will provide certain financial accommodations to Vertex Renewables with respect to certain of the Renewable Credits and Benefits associated with renewable fuels produced by the Mobile Refinery and will maintain a security interest over Renewable Credits and Benefits pursuant to the Pledge and Security Agreement, discussed below.

3

The price for renewable biomass feedstocks and renewable fuels purchased by the Company from Macquarie and for renewable biomass feedstocks and renewable fuels sold by the Company to Macquarie within each agreed product group, in each case, is equal to a pre-determined benchmark, plus a pre-agreed upon differential, subject to adjustments and monthly true-ups.

Vertex Renewables will be required to pay Macquarie various monthly fees in connection with the RD Supply and Offtake Agreement and related arrangements, including, without limitation, (1) an inventory management fee, calculated based on the value of the inventory owned by Macquarie in connection with the RD Supply and Offtake Agreement, (2) a lien inventory fee  based upon the value of certain inventory on which Macquarie has a lien, (3) an environmental attribute fee based upon the value of certain Renewable Credits and Benefits in respect of which Macquarie has provided financial accommodations to the Company, (4) a per barrel handling fee based upon the volume of renewable biomass feedstocks Macquarie sells to Vertex Renewables, and (5) a services fee in respect of which Macquarie agrees to make renewable biomass feedstock and renewable fuels available to the Company in accordance with the weekly nomination procedure as set forth in the RD Supply and Offtake Agreement.

Vertex Renewables will also be responsible for certain payments relating to Macquarie’s hedging of the inventory it owns in connection with the RD Supply and Offtake Agreement, including the costs of rolling hedges forward each month, as well as any costs (or gains) resulting from a mismatch between the Company’s projected target inventory levels (which provide the basis for Macquarie’s hedge position) and actual month end inventory levels.

Vertex Renewables may, from time to time and on a case by case basis, enter into hedges with respect to renewable feedstocks and/or renewable fuels to the extent that Vertex Renewables determines it has price risk with respect to such feedstocks or fuels.

In connection with the entry into the RD Supply and Offtake Agreement, Vertex Renewables entered into various ancillary agreements which relate to procurement, transportation, storage, marketing and sales of renewable biomass feedstocks and renewable fuels including, but not limited to the following: Inventory Sales Agreement, Storage and Services Agreement, and a Pledge and Security Agreement.

A&R Intercreditor Agreement

In connection with the entry into Amendment No. Four (as defined and discussed below) and the RD Supply and Offtake Agreement (defined above), Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent for certain lenders (“Agent”), Macquarie, Vertex Refining, Vertex Renewables and each of the Guarantors entered into an Amended and Restated Intercreditor Agreement (the “A&R Intercreditor Agreement”) pursuant to which the Agent and Macquarie acknowledged each other’s liens on the assets of Vertex Refining and Vertex Renewables. The intercreditor arrangement may limit our ability to amend the Loan and Security Agreement, the Supply and Offtake Agreement and the RD Supply and Offtake Agreement and related agreements, provides for certain restrictions on the exercise of remedies (through “standstill” and access periods) and governs certain creditor rights in bankruptcy proceedings relating to grantors.

4

Guaranties

Vertex Renewables’ obligations under the RD Supply and Offtake Agreement and related transaction documents were unconditionally guaranteed by the Company and Vertex Refining pursuant to the terms of a Guaranty entered into on May 26, 2023 and effective on the Effective Date, by the Company in favor of Macquarie and a Guaranty entered into on May 26, 2023 and effective on the Effective Date, by Vertex Refining in favor of Macquarie (collectively, the “Guaranties”).

Pledge and Security Agreement

In connection with the entry into the RD Supply and Offtake Agreement, Vertex Renewables entered into a Pledge and Security Agreement in favor of Macquarie, pursuant to which it provided Macquarie a first priority security interest in all inventory, including all renewable biomass feedstocks and renewable diesel finished products, all environmental attributes (including RINs, credits generated and traded under the Low Carbon Fuel Standard and Biodiesel Blender’s Tax Credits), all Vertex Renewable’s rights in accounts receivables generated from Idemitsu, and Vertex Renewable’s guaranty from Idemitsu and certain other related assets, and all proceeds with respect of the forgoing, subject to certain exceptions. The Pledge and Security Agreement includes customary representations, warranties and covenants of Vertex Renewables for a facility of this size and type.

Inventory Sales Agreement

Pursuant to an Inventory Sales Agreement entered into on May 26, 2023 between Vertex Renewables and Macquarie, Macquarie will purchase from Vertex Renewables on the Effective Date all renewable biomass feedstocks and renewable fuels meeting agreed specifications and held in inventory and located at the Mobile Refinery and in certain third party storage terminals on such date, which purchase will be based on agreed upon market values (the “Mobile Refinery Inventory”), which Mobile Refinery Inventory then became subject to the terms of the RD Supply and Offtake Agreement.

Amendment No. 1 to Supply and Offtake Agreement

In connection with the entry into the RD Supply and Offtake Agreement, Macquarie, Vertex Refining and the Company, entered into Amendment Agreement No. 1 to the Supply and Offtake Agreement (“Amendment 1”). Pursuant to Amendment 1, the Supply and Offtake Agreement was amended to include certain additional documents relating to the RD Supply and Offtake Agreement as transaction documents, and to update such Supply and Offtake Agreement in connection therewith, to amend the unwind procedures associated with the Supply and Offtake Agreement, and to update or revise certain other covenants set forth in the Supply and Offtake Agreement relating to cross defaults, finance agreements, minimum liquidity, and guarantor requirements, to be conformed with changes made to analogous provisions in, or to otherwise account for, the RD Supply and Offtake Agreement terms. Amendment 1 also made conforming amendments to certain other agreements relating to the Supply and Offtake Agreement.

Amendment to Master Offtake Agreement

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Commission on February 17, 2022, on February 14, 2022, Vertex Refining entered into a Master Offtake Agreement dated February 4, 2022 (the “Offtake Agreement”) with Idemitsu Apollo Renewable Corp. (“Idemitsu”). Pursuant to the Offtake Agreement, Vertex Refining agreed to sell Idemitsu renewable diesel which is planned to be produced by the Mobile Refinery and certain associated Renewable Credits and Benefits.

5

Vertex Refining and Idemitsu entered into an Amendment of Master Offtake Agreement (the “Idemitsu Amendment”) on May 30, 2023 and effective as of May 30, 2023, to assign all of Vertex Refining’s rights and obligations under the Offtake Agreement to Vertex Renewables, and to, among other things, modify certain payment terms, delivery terms and specifications under the Offtake Agreement.

Amendment to Loan and Security Agreement

We previously filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 7, 2022 (as amended by that Form 8-K/A (Amendment No. 1) filed with the SEC on April 26, 2022) disclosing that on April 1, 2022, Vertex Refining; the Company, as a guarantor; substantially all of the Company’s direct and indirect subsidiaries, as guarantors (collectively, the “Grantors”); the lenders party thereto as lenders; and Agent, entered into a Loan and Security Agreement. The Company subsequently filed (i) a Current Report on Form 8-K with the SEC on May 27, 2022 disclosing that an amendment to the Loan and Security Agreement was entered into on May 26, 2022; (ii) a Current Report on Form 8-K with the SEC on October 5, 2022 disclosing that an amendment to the Loan and Security Agreement was entered into on September 30, 2022; and (iii) a Current Report on Form 8-K with the SEC on January 12, 2023 disclosing that an amendment to the Loan and Security Agreement was entered into on January 8, 2023.

On May 26, 2023 and effective on the Effective Date, Vertex Refining; the Company, as a guarantor; substantially all of the Company’s direct and indirect subsidiaries, as guarantors; the lenders thereto; and the Agent, entered into a fourth amendment (“Amendment No. Four”) to the Loan and Security Agreement (the Loan and Security Agreement, as amended from time to time, the “Loan and Security Agreement”).

Amendment No. Four amended the Loan and Security Agreement, to among other things: (a) update the ‘Permitted Indebtedness’ and ‘Permitted Lien’ definitions to permit certain asset-based lending facilities up to $50,000,000 with respect to certain of the loan parties’ working capital assets in connection with the Company’s marine fuels business, legacy business and other fuels-related businesses; and (b) to make certain conforming changes to the Loan and Security agreement in connection with the RD Supply and Offtake Agreement and A&R Intercreditor Agreement (defined and discussed above), including increasing the Minimum Liquidity covenant threshold to $25,000,000 (from $17,500,000).

* * * * *

The foregoing description of the RD Supply and Offtake Agreement, the A&R Intercreditor Agreement, the Guaranties, the Pledge and Security Agreement, the Inventory Sales Agreement, Amendment 1 to the Supply and Offtake Agreement, the Idemitsu Amendment, and Amendment No. Four, does not purport to be complete and is qualified in its entirety by reference to the full text of such RD Supply and Offtake Agreement, the A&R Intercreditor Agreement, the Guaranties, the Pledge and Security Agreement, the Inventory Sales Agreement, Amendment 1 to the Supply and Offtake Agreement, the Idemitsu Amendment, and Amendment No. Four, which are filed as Exhibits 10.1 through 10.9, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 8.01	Other Events.

On May 31, 2023, the Company issued a press release announcing the commercial production of renewable diesel at the Mobile Refinery and the entry into the RD Supply and Offtake Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 8.01 by reference.

6

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*+	Supply and Offtake Agreement dated May 26, 2023, by and between Macquarie Energy North America Trading Inc. and Vertex Renewables Alabama LLC
10.2*	Amended and Restated Intercreditor Agreement originally dated as of April 1, 2022, and as amended and restated as of May 26, 2023 among Cantor Fitzgerald Securities, as the Term Loan Agent, Macquarie Energy North America Trading Inc., as the Intermediation Facility Secured Party, Macquarie Energy North America Trading Inc., as the Renewables Intermediation Facility Secured Party, Vertex Refining Alabama LLC, as the Company, Vertex Renewables Alabama LLC, as the Renewables Company, and the other acknowledging affiliates party thereto
10.3*	Guaranty between Vertex Refining Alabama LLC And Macquarie Energy North America Trading Inc. dated May 26, 2023
10.4*	Guaranty between Vertex Energy, Inc. and Macquarie Energy North America Trading Inc. dated May 26, 2023
10.5*+	Pledge and Security Agreement dated May 26, 2023, between Vertex Renewables Alabama LLC, and Macquarie Energy North America Trading Inc.
10.6*	Inventory Sales Agreement dated May 26, 2023, by and between Vertex Renewables Alabama LLC and Macquarie Energy North America Trading Inc.
10.7*+	Amendment Agreement No. 1 in Respect of a Supply and Offtake Agreement dated 1 April 2022 and Certain Other Transaction Documents dated May 26, 2023, by and between Macquarie Energy North America Trading Inc., Vertex Energy, Inc. and Vertex Refining Alabama LLC
10.8*£	Amendment of Master Offtake Agreement dated May 26, 2023, by and between Idemitsu Apollo Renewable Corp. and Vertex Refining Alabama LLC
10.9*	Amendment Number Four to Loan and Security Agreement dated May 26, 2023, by and among Vertex Refining Alabama LLC, as borrower, Vertex Energy, Inc., as parent and as a guarantor, certain direct and indirect subsidiaries of Vertex Energy, Inc., as guarantors, the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the lenders
99.1*	Press Release dated May 31, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

 + Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

£ Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions are both (i) not material and (ii) the type of information that Vertex Energy, Inc. treats as private or confidential.

7

Forward-Looking Statements

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1 to this Current Report on Form 8-K, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release and presentation as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements, including those referenced in the press release. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov and in the “Investor Relations” – “SEC Filings” section of the Company’s website at www.vertexenergy.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

8

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: May 31, 2023	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

9